UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 30, 2009

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

American International Building 29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

Effective June 30, 2009, Mr. James P. Bryce has retired as President and Chief Executive Officer of IPC Holdings, Ltd. (“IPC”). Mr. Bryce’s retirement is pursuant to a retirement and consulting agreement entered into between IPCRe Limited (“IPCRe”) and Mr. Bryce on March 1, 2009.

Information regarding the terms of Mr. Bryce’s retirement and consulting agreement with IPCRe, including a copy of the retirement and consulting agreement, can be found in IPC’s Form 8-K, filed on March 2, 2009, and is incorporated into this Item 5.02 by reference.

Effective June 30, 2009, Mr. John R. Weale, who currently serves as IPC’s Executive Vice President and Chief Financial Officer, has been appointed by IPC’s board of directors as IPC’s President and Interim Chief Executive Officer. Upon his appointment as President and Interim Chief Executive Officer, Mr. Weale was also appointed to serve on IPC’s executive committee. IPC’s board of directors has commenced a search process for a new Chief Executive Officer.

Mr. Weale, age 50, was appointed Executive Vice President and Chief Financial Officer of IPC and IPCRe in July 2008, having served as Senior Vice President and Chief Financial Officer of IPC since February 2002 and as Vice President and Chief Financial Officer of IPC since July 1996. Prior to joining IPC, Mr. Weale spent over 13 years with American International Company Limited, AIG’s Bermuda-based management company, serving in a variety of positions, the last being Vice President—Offshore Management Services.

Information regarding the current terms of Mr. Weale’s employment agreement with IPCRe, including a copy of Mr. Weale’s employment agreement, can be found in IPC’s Form 8-K, filed on March 2, 2009 and is incorporated into this Item 5.02 by reference. In addition, any modification to Mr. Weale’s employment agreement will be filed as an exhibit to a future current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By	/s/ Melanie J. Saunders
Melanie J. Saunders
Company Secretary

Date: June 30, 2009